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                                                                     EXHIBIT 5.1


                      [Letterhead of Debevoise & Plimpton]

                                                                   July 25, 2000


AT&T Latin America Corp.
2333 Ponce de Leon Blvd.
Coral Gables, FL 33134



                      Registration Statement on Form S-4 of
                            AT&T Latin America Corp.
                      -------------------------------------


Dear Sirs:

         We have acted as special counsel to AT&T Latin America Corp., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-4 that the Company being filed on the date hereof (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "1933 Act"). The Registration Statement relates to shares of AT&T Latin America Class A common stock, par value $0.0001, of the Company (the "Company Shares") to be issued in connection with the merger (the "Merger") of FirstCom Corporation with and into Frantis, Inc., a wholly-owned subsidiary of the Company, pursuant to the terms of the Agreement and Plan of Merger, dated as of November 1, 1999, as amended, among the Company, AT&T Corp., FirstCom Corporation and Frantis, Inc. (the "Merger Agreement").

         In so acting, we have examined and relied upon the representations and warranties as to factual matters made in or pursuant to the Merger Agreement and the other documents prepared in connection therewith, and upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon the foregoing, we are of the opinion that the Company Shares to be issued upon the consummation of the Merger will be, when issued in accordance with the terms of the Merger Agreement and as described in the Registration Statement, validly issued, fully paid and nonasssessable.

         We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,




                                                     /s/ Debevoise & Plimpton